UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2024

WORKHORSE GROUP INC.

(Exact name of registrant as specified in its charter)

Nevada	001-37673	26-1394771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3600 Park 42 Drive, Suite 160E, Sharonville, Ohio 45241

(Address of principal executive offices) (zip code)

1 (888) 646-5205

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	WKHS	The Nasdaq Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously disclosed, on March 15, 2024, Workhorse Group Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional investor (the “Investor”) under which the Company agreed to issue and sell, in one or more registered public offerings by the Company directly to the Investor, (i) senior secured convertible notes for up to an aggregate principal amount of $139,000,000 (the “Notes”) that will be convertible into shares of the Company’s common stock, par value of $0.001 per share (the “Common Stock”) and (ii) warrants (the “Warrants”) to purchase shares of Common Stock in multiple tranches over a period beginning on March 15, 2024. Pursuant to the Securities Purchase Agreement, on May 10, 2024, the Company issued and sold to the Investor a (i) Note in the original principal amount of $6,285,714 (the “First Additional Note”) and (ii) Warrant to purchase up to 36,785,453 shares of Common Stock (the “First Additional Warrant”). Refer to the Company’s Current Report on Form 8-K filed on March 15, 2024 for additional information related to the Securities Purchase Agreement, the Notes, and the Warrants. The First Additional Note was issued pursuant to the Company’s Indenture between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), dated December 27, 2023 (the “Base Indenture”), and a Third Supplemental Indenture to be entered into between the Company and the Trustee (together with the Base Indenture, the “Indenture”).

As previously disclosed, on March 15, 2024, the Company issued and sold to the Investor (i) a Note in original principal amount of $9,000,000 (the “Initial Note”) and (ii) a Warrant to purchase up to 31,992,890 shares of Common Stock (the “Initial Warrant”) pursuant to the Securities Purchase Agreement and a prospectus supplement filed on March 15, 2024. As of the date hereof, the Initial Note has been fully converted into shares of our common stock and is no longer outstanding, and no shares have been issued pursuant to the Initial Warrant. Upon our filing of one or more additional prospectus supplements, and our satisfaction of certain other conditions, the Securities Purchase Agreement contemplates additional closings of up to $123,714,286 in aggregate principal amount of additional Notes and a corresponding Warrant pursuant to the Securities Purchase Agreement as further described on our Current Report on Form 8-K filed on March 15, 2024. The description of the Securities Purchase Agreement, form of Note, form of Warrant, Indenture, Security Agreement and Subsidiary Guarantee contained therein are hereby incorporated by reference herein in its entirety.

No Note may be converted and no Warrant may be exercised to the extent that such conversion or exercise would cause the then holder of such Note or Warrant to become the beneficial owner of more than 4.99%, or, at the option of such holder, 9.99% of the Company’s then outstanding Common Stock, after giving effect to such conversion or exercise (the “Beneficial Ownership Cap”).

Notes

Like the Initial Note, the First Additional Note was issued with original issue discount of 12.5%, resulting in $5,500,000 of proceeds to the Company before fees and expenses. The First Additional Note is senior, secured obligations of the Company, ranking senior to all other unsecured indebtedness, subject to certain limitations and are unconditionally guaranteed by each of the Company’s subsidiaries, pursuant to the terms of a certain security agreement and subsidiary guarantee.

Like the Initial Note, the First Additional Note bears interest at a rate of 9.0% per annum, payable in arrears on the first trading day of each calendar quarter, at the Company’s option, either in cash or in-kind by compounding and becoming additional principal. Upon the occurrence and during the continuance of an event of default, the interest rate will increase to 18.0% per annum. Unless earlier converted or redeemed, the First Additional Note will mature on the one-year anniversary of the date hereof, subject to extension at the option of the holders in certain circumstances as provided in the First Additional Note.

Like the Initial Note, all amounts due under the First Additional Note are convertible at any time, in whole or in part, and subject to the Beneficial Ownership Cap, at the option of the holders into shares of Common Stock at a conversion price equal to the lower of $0.1367 (the “Reference Price”) or (b) the greater of (x) $0.0420 (the “Floor Price”) and (y) 87.5% of the volume weighted average price of the Common Stock during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, as elected by the converting holder. The Reference Price and Floor Price are subject to customary adjustments upon any stock split, stock dividend, stock combination, recapitalization or similar event. The Reference Price is also subject to full-ratchet adjustment in connection with a subsequent offering at a per share price less than the Reference Price then in effect. Subject to the rules and regulations of Nasdaq, we have the right, at any time, with the written consent of the Investor, to lower the reference price to any amount and for any period of time deemed appropriate by our board of directors. Upon the satisfaction of certain conditions, we may prepay the First Additional Note upon 15 business days’ written notice by paying an amount equal to the greater of (i) the face value of the Notes at premium of 25% (or 75% premium, during the occurrence and continuance of an event of default, or in the event certain redemption conditions are not satisfied) and (ii) the equity value of the shares of common stock underlying the First Additional Note. The equity value of our common stock underlying the First Additional Note is calculated using the two greatest volume weighted average prices of our common stock during the period immediately preceding the date of such redemption and ending on the date we make the required payment.

Like the Initial Note, the First Additional Note contains customary affirmative and negative covenants, including certain limitations on debt, liens, restricted payments, asset transfers, changes in the business and transactions with affiliates. It also requires the Company maintain minimum liquidity on the last day of each fiscal quarter in the amount of either (i) $1,500,000 if the sale leaseback transaction of Company’s manufacturing facility in Union City, Indiana (the “Sale Leaseback”) has not been consummated and (ii) $4,000,000 if the Sale Leaseback has been consummated, subject to certain conditions. The Notes also contain customary events of default.

Under certain circumstances, including a change of control, the holder may cause us to redeem all or a portion of the then-outstanding amount of principal and interest on the First Additional Note in cash at the greater of (i) the face value of the amount of Note to be redeemed at a 25% premium (or at a 75% premium, if certain redemption conditions are not satisfied or during the occurrence and continuance of an event of default), (ii) the equity value of our Common Stock underlying such amount of Note to be redeemed and (iii) the equity value of the change of control consideration payable to the holder of our Common Stock underlying the First Initial Note.

In addition, during an event of default, the holder may require us to redeem in cash all, or any portion, of the Fist Additional Note at the greater of (i) the face value of our Common Stock underlying the Notes at a 75% premium and (ii) the equity value of our Common Stock underlying the First Additional Note. In addition, during a bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Notes at a 75% premium unless the holder of the First Additional Note waives such right to receive payment. Further, upon the sale of certain assets, the holder may cause a redemption at a premium, including upon consummation of the Sale Leaseback if the redemption conditions are not satisfied. The First Additional Note also provides for purchase and participation rights in the event of a dividend or other purchase right being granted to the holders of Common Stock.

Warrants

The exercise price per share of Common Stock under the First Additional Warrant is $0.2943. Like the Initial Warrant, the First Additional Warrant is immediately exercisable for a period of 10 years following its issuance date.

Like the Initial Warrant, the Investor has a purchase right that allows the Investor to participate in transactions in which the Company issues or sells certain securities or other property to holders of Common Stock, allowing the Investor to acquire, on the terms and conditions applicable to such purchase rights, the aggregate purchase rights which the Investor would have been able to acquire if the Investor held the number of shares of Common Stock acquirable upon exercise of the First Additional Warrant.

In the event of a Fundamental Transaction (as defined in the Warrant) that is not a change of control or corporate event as described in the Warrant, the surviving entity would be required to assume the Company’s obligations under the First Additional Warrant. In addition, if the Company engages in certain transactions that result in the holders of the Common Stock receiving consideration, a holder of the First Additional Warrant will have the option to either (i) exercise the First Additional Warrant prior to the consummation of such transaction and receive the consideration to be issued or distributed in connection with such transaction or (ii) cause the Company to repurchase the First Additional Warrant for its then Black Scholes Value (as defined in the Warrant).

The issuance of the First Additional Note, First Additional Warrant and the shares of Common Stock issuable upon conversion or exercise, as the case may, have been registered pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-273357) (the “Registration Statement”), and the related base prospectus included in the Registration Statement, as further supplemented by a prospectus supplement filed on May 10, 2024.

The description of the terms and conditions of the Securities Purchase Agreement, the Note, the Warrant and the Base Indenture do not purport to be complete and is qualified in its entirety by the full text of Securities Purchase Agreement, the Note, the Warrant and the Base Indenture, which are filed as exhibits to the Company’s Current Report on Form 8-K filed on March 15, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in its entirety.

Item 8.01 Other Events

Recent Orders, Deliveries and Commercial Dealers

The Company recently received an order for 141 W4CC trucks. As of the date hereof, 30 such W4CC trucks have shipped. In addition, the Company has now received orders for a total of 68 W56 trucks. The Company expects to begin making shipments of these trucks during 2024. Each of these orders are subject to significant terms and conditions including, in the case of trucks to be delivered in California the receipt of HVIP vouchers for such trucks, and the purchasers have, under certain circumstances, the right to cancel such orders without any penalty or other cost. In addition, the Company entered into agreements to add three new dealers to its dealer network in the past thirty days for a total of twelve dealer partners.

Sale Leaseback

As previously reported, on January 31, 2024, a subsidiary of the Company entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) with William Repny LLC (the “Union City Purchaser”) for the sale of the Company’s Union City, Indiana manufacturing facility for a purchase price, before fees and expenses, of approximately $34.5 million, in connection with which the Company would lease the property back from the Union City Purchaser. Although the Purchase and Sale Agreement has not been terminated, the Company does not believe the transaction will be consummated at the current purchase price. Accordingly, the Company is currently discussing alternative sale and leaseback transactions with other potential purchasers, as well as possible changes of the terms of the Purchase and Sale Agreement with the Union City Purchaser. The Company expects that if a sale and leaseback transaction for the Union City facility is consummated, whether with the Union City Purchaser or another party, the purchase price in such transaction will be materially lower than the price provided in the Purchase and Sale Agreement.

Cost-saving Measures

On April 22, 2024, the Company furloughed 73 employees at its Union City manufacturing facility without pay. The Company expects the furloughs to provide savings of approximately $300,000 per month and has not incurred, and does not expect to incur, material costs in connection with the furloughs. The Company is also currently working with certain of its vendors to extend or restructure the payment terms of certain of its accounts payable. The furloughs, salary deferrals and vendor discussions are part of the Company’s previously disclosed strategy to reduce costs, including as described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The Company currently intends to reinstate all furloughed employees when the Company’s financial and operational position permits. There can, however, be no assurance that all such furloughed employees will be available and willing to return to work.

As previously announced, the Company decided to fully transition its Aero business from a design and manufacturing drone business to a Drones as a Service business. In addition, the Company is currently working with a third party to complete the divestiture of its Aero business. The Company does not expect to realize cash proceeds upon consummation of the sale but expects the transition to a Drones as a Service business and the subsequent divestiture to provide it savings of approximately $375,000 per month. In addition, the Company expects that the final divestiture agreements will include limited earn-out provisions under which the Company would receive a portion of the proceeds if Aero realizes revenues from certain contingent sources. The Company expects to consummate this transaction during the second fiscal quarter of 2024.

CSI Litigation

On April 19, 2024, Coulomb Solutions Inc. (“CSI”), a supplier to the Company of certain of the batteries used in its trucks, filed a complaint against the Company in United States District Court for the Eastern District of Michigan concerning late payment for certain products sold by CSI to the Company in the amount of approximately $4 million. The Company is currently in negotiations with CSI to resolve this matter.

First Quarter Unaudited Preliminary Selected Financial Items

Certain preliminary, unaudited selected financial items for the financial quarter ended March 31, 2024 are set forth below (the “Unaudited Preliminary Selected Financial Items”). The Unaudited Preliminary Selected Financial Items are not audited and are not final, and therefore cannot be relied upon with the same assurance as audited or final financial results. In addition, the Unaudited Preliminary Selected Financial Items do not include condensed consolidated statements of operations, consolidated balance sheets, condensed consolidated statements of stockholders’ equity and condensed consolidated statements of cash flows or any notes thereto, and accordingly, do not provide the same information as our consolidated financial statements. Further, the Unaudited Preliminary Selected Financial Items are not necessarily indicative of results that may be expected for the full year or any future period.

●	Sales, net of returns and allowances, were $1.3 million for the financial quarter ended March 31, 2024, compared to $1.7 million in the same period last year and $4.4 million for the financial quarter ended December 31, 2023.

●	Cost of sales for the financial quarter ended March 31, 2024, increased to $7.4 million from $5.3 million in the same period last year, but decreased relative to these costs for the financial quarter ended December 31, 2023, $18.1 million, driven by the launch of the W56 step-van product.

●	Selling, general and administrative expenses for the financial quarter ended March 31, 2024, decreased slightly to $14.4 million from $14.7 million in the same period last year and $15.1 million for the financial quarter ended December 31, 2023.

●	Net operating loss for the financial quarter ended March 31, 2024 was $18.1 million, compared to $21.9 million in the same period last year and $21.5 million for the financial quarter ended December 31, 2023.

●	As of March 31, 2024, the Company had $6.7 million in cash and cash equivalents, accounts receivable of $1.7 million, net inventory of $49.9 million and accounts payable of $14.3 million, which compared to $25.8 million in cash and cash equivalents, $4.5 million in accounts receivable and $12.5 million in accounts payable as of December 31, 2023. Additionally, as of March 31, 2024, the only financial indebtedness the Company had was $6.2 million in principal and accrued interest on the Initial Notes, all of which has been converted into shares of the Company’s common stock.

Forward-Looking Statements

Certain statements contained in this Form 8-K, other than purely historical information, including, but not limited to, estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, contain forward-looking statements reflecting our current expectations that involve risks and uncertainties. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this prospectus supplement, the words “anticipate,” “expect,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements. These are statements that relate to future periods and include, but are not limited to, statements about the features, benefits and performance of our products, our ability to introduce new product offerings and increase revenue from existing products, expected expenses including those related to selling and marketing, product development and general and administrative, our beliefs regarding the health and growth of the market for our products, anticipated increase in our customer base, expansion of our products functionalities, expected revenue levels and sources of revenue, expected impact, if any, of legal proceedings, the adequacy of our liquidity and capital resources, the likelihood of us obtaining additional financing in the immediate future and the expected terms of such financing, and expected growth in business. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained in this Report. Factors that could cause actual results to differ materially include, but are not limited to: our ability to develop and manufacture our new product portfolio, including the W4 CC, W750, W56 and WNext programs; our ability to attract and retain customers for our existing and new products; risks associated with obtaining orders and executing upon such orders; the unavailability, reduction, elimination or adverse application of government subsidies, incentives and regulations; supply chain disruptions, including constraints on steel, semiconductors and other material inputs and resulting cost increases impacting our Company, our customers, our suppliers or the industry; our ability to capitalize on opportunities to deliver products to meet customer requirements; our limited operations and need to expand and enhance elements of our production process to fulfill product orders; our general inability to raise additional capital to fund our operations and business plan; our ability to obtain financing to meet our immediate liquidity needs and the potential costs, dilution and restrictions imposed by any such financing; our ability to regain compliance with the listing requirements of the Nasdaq Capital Market and otherwise maintain the listing of our securities thereon and the impact of any steps we take to regain such compliance, such as a reverse split of our common stock, on our operations, stock price and future access to liquidity; our ability to protect our intellectual property; market acceptance for our products; our ability to obtain sufficient liquidity from operations and financing activities to continue as a going concern and, our ability to control our expenses; the effectiveness of our cost control measures and impact such measures could have on our operations, including the effects of the furloughing employees; potential competition, including without limitation shifts in technology; volatility in and deterioration of national and international capital markets and economic conditions; global and local business conditions; acts of war (including without limitation the conflicts in Ukraine and Israel) and/or terrorism; the prices being charged by our competitors; our inability to retain key members of our management team; our inability to satisfy our customer warranty claims; the outcome of any regulatory or legal proceedings, including with Coulomb Solutions Inc.; our ability to consummate the divestiture of our aero business, our ability to consummate and realize the benefits of a potential sale and leaseback transaction of our Union City Facility; and other risks and uncertainties and other factors discussed from time to time in our filings with the SEC. Forward-looking statements speak only as of the date hereof. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Discussions containing these forward-looking statements may be found, among other places, in “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC or in any Current Report on Form 8-K. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. While we believe that we have a reasonable basis for each forward-looking statement contained in this Form 8-K, but we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus and the documents incorporated by reference herein will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Form 8-K. You should read this Form 8-K completely and with the understanding that our actual future results may be materially different from what we expect. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, as well as any amendments thereto.

Item 9.01. Exhibits.

Exhibit No.	Description
10.4	Form of Third Supplemental Indenture.
104	Cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKHORSE GROUP INC.

Date: May 10, 2024	By:	/s/ James D. Harrington
	Name: Title:	James D. Harrington General Counsel, Chief Compliance Officer and Secretary